Exhibit 99.1
Verisk Analytics, Inc., Reports First-Quarter 2014 Financial Results
JERSEY CITY, N.J., April 29, 2014 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of data and analytics about risk, today announced results for the fiscal quarter ended March 31, 2014.
Scott Stephenson, president and chief executive officer, said, "Our first-quarter revenue growth was good, driven by very strong performance in our insurance units. I am pleased with our innovation and analytic agenda as it will lead to new solutions for our customers. I am confident our investments will deliver good returns over time. We remain focused on driving both the organic and inorganic growth of our business.
"Our strategic capital allocation remains focused on supporting growth over time. In the first-quarter, we closed the sale of our mortgage business and made progress toward acquiring EagleView Technology Corporation.
"In February, our healthcare business successfully concluded the Medicare Advantage review season and met customer needs, albeit with additional costs. We are making progress in demand planning with our customers and are reassured by these positive customer interactions. We expect a continued improvement in growth for the rest of 2014 and to meet our previously stated expectations."
Financial Highlights

•
Total revenue from continuing operations increased 8.7% in first-quarter 2014 compared with first-quarter 2013. Decision Analytics revenue from continuing operations increased 10.4% in the quarter, while Risk Assessment revenue increased 6.4%. The financial services vertical led revenue growth at 21.6%.

•	EBITDA from continuing operations increased 3.5% to $182.8 million for first-quarter 2014, with an EBITDA margin, from continuing operations, of 44.6%.

•
Diluted GAAP earnings per share (diluted GAAP EPS) were $0.68 for first-quarter 2014. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS from continuing operations) were $0.55 for first-quarter 2014, an increase of 5.8% compared with the same period in 2013.

•	Free cash flow, normalized for the items discussed below, increased 6.8% to $212.9 million.

Table 1: Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013	Change
Revenues from continuing operations	$409,643	$376,697	8.7%
EBITDA from continuing operations	$182,845	$176,594	3.5%
Net income	$115,558	$80,511	43.5%
Adjusted net income from continuing operations	$93,252	$90,017	3.6%
Diluted GAAP EPS	$0.68	$0.47	44.7%
Diluted adjusted EPS	$0.73	$0.53	37.7%
Diluted adjusted EPS from continuing operations	$0.55	$0.52	5.8%

Revenue

Table 2: Decision Analytics Revenues by Category
(in thousands)

	Three Months Ended
	March 31,
	2014	2013	Change
Insurance	$141,430	$126,549	11.8%
Financial services	21,016	17,282	21.6%
Healthcare	63,896	59,049	8.2%
Specialized markets	20,988	21,204	(1.0)%
Total Decision Analytics	$247,330	$224,084	10.4%
Within the Decision Analytics segment, revenue from continuing operations grew 10.4% in first-quarter 2014. In the quarter, Decision Analytics revenue from continuing operations represented approximately 60.4% of total revenue from continuing operations.
Within the insurance category, revenue growth was 11.8% for the first-quarter of 2014. The increase was driven by strong growth in loss quantification and catastrophe modeling solutions. Overall growth was driven by the increased adoption of existing and new solutions.
In the financial services category, revenue from continuing operations increased 21.6% in first-quarter 2014 based on continued strong demand for our solutions.
In the healthcare category, revenue in the first quarter grew 8.2%, driven by growth from Medicare Advantage-related solutions. Revenue growth reflected continued expansion of solutions sold to existing customers as well as the addition of new customers.
In the specialized markets category, revenue declined 1.0% in first-quarter 2014. Strong growth in the quarter in environmental health and safety solutions was partially offset by cycling of a large government contract related to weather and climate analytics, as discussed previously.

Table 3: Risk Assessment Revenues by Category
(in thousands)

	Three Months Ended
	March 31,
	2014	2013	Change
Industry-standard insurance programs	$123,817	$116,450	6.3%
Property-specific rating and underwriting information	38,496	36,163	6.5%
Total Risk Assessment	$162,313	$152,613	6.4%
Within the Risk Assessment segment, revenue grew 6.4% in the quarter.
Revenue growth in industry-standard insurance programs was 6.3%, resulting primarily from the annual effect of growth in 2014 invoices effective from January 1 as well as growth from new solutions.
Property-specific rating and underwriting information revenue grew 6.5% in the first quarter. Growth was due to new sales resulting in higher committed volumes.
Cost of Revenue
Cost of revenue from continuing operations increased 18.1% in first-quarter 2014 compared with first-quarter 2013. The year-over-year increase relates primarily to meeting higher-than-expected customer demand in our healthcare business. Investments in people, data, and technology, in support of the growth of the business, also contributed to the increase. For first-quarter 2014, cost of revenue from continuing operations increased 23.7% for Decision Analytics and increased 6.6% for Risk Assessment.

Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, from continuing operations increased 1.4% in first-quarter 2014. The increase relates primarily to higher headcount in support of the growth of the business. In the quarter, SG&A from continuing operations grew 3.5% for Decision Analytics and decreased 2.5% for Risk Assessment.
EBITDA

Table 4: Segment EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2014	2013	Change
Decision Analytics	$89,520	$90,519	(1.1)%
EBITDA margin from continuing operations	36.2%	40.4%
Risk Assessment	$93,325	$86,075	8.4%
EBITDA margin from continuing operations	57.5%	56.4%
Total EBITDA from continuing operations	$182,845	$176,594	3.5%
EBITDA margin from continuing operations	44.6%	46.9%

Decision Analytics EBITDA from continuing operations declined 1.1% in first-quarter 2014, and Risk Assessment EBITDA grew 8.4% compared with the same period in the previous year.
The first-quarter 2014 EBITDA margin, from continuing operations, for Decision Analytics decreased to 36.2% from 40.4% in first-quarter 2013. The decline was the result of the increased costs in our healthcare business, partially offset by the previously discussed revenue growth in the segment.
The first-quarter 2014 EBITDA margin in Risk Assessment increased to 57.5% from 56.4% in first-quarter 2013 as a result of the previously discussed revenue growth, good expense management, and lower pension costs.
Net Income and Adjusted Net Income
Net income increased 43.5% in first-quarter 2014, driven by a gain on the sale of our mortgage services business, growth in continuing operations, and a lower tax rate. Adjusted net income from continuing operations grew 3.6% for first-quarter 2014.
Cash Flow
For the three-month period ended March 31, 2014, free cash flow, which is defined as cash provided by operating activities less capital expenditures, adjusted for the timing of excess tax benefits from exercised stock options in first-quarter 2013 and the sale of our mortgage services business, grew 6.8% compared with the prior-year period to $212.9 million and represented 116.5% of EBITDA from continuing operations in the first three months of 2014.
For the three-month period ended March 31, 2014, net cash provided by operating activities was $232.8 million, an increase of $41.6 million, or 21.7%, compared with the same period in 2013. Cash provided by operations as reported was affected by the timing of excess tax benefits from exercised stock options in first-quarter 2013 and $16.2 million in 2014 related to adjustments due to the sale of our mortgage services business. Adjusted for those items, growth for the quarter was 9.5%.
Capital expenditures were $36.1 million in the three months ended March 31, 2014, an increase of $8.1 million over the same period in 2013. Capital expenditures were 8.6% of revenue for the three months ended March 31, 2014.

Share Repurchases
The company continued to balance internal investment and acquisition initiatives with share repurchases. In first-quarter 2014, the company repurchased shares for a total cost of $88.7 million at an average price of $63.41. At March 31, 2014, the company had $76.5 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, April 30, 2014, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID # 26721636.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.

Contact:

Media	Investor Relations
Rich Tauberman MWW Group (for Verisk Analytics) 202-600-4546 rtauberman@mww.com	Eva Huston Senior Vice President, Treasurer, and Chief Knowledge Officer Verisk Analytics, Inc. 201-469-2142 eva.huston@verisk.com
David Cohen Director, Investor Relations and Business Analytics Verisk Analytics, Inc. 201-469-2174 david.e.cohen@verisk.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

Table 5: EBITDA Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2014	2013	Change
Net income	$115,558	$80,511	43.5%
Depreciation and amortization of fixed and intangible assets	33,993	31,215	8.9%
Interest expense	17,439	20,090	(13.2)%
Provision for income taxes	46,972	45,844	2.5%
less: Discontinued operations, net of tax	(31,117)	(1,066)	2,819.0%
EBITDA from continuing operations	$182,845	$176,594	3.5%
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 6: Net Income and Adjusted Net Income from Continuing Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013	Change
Net income	$115,558	$80,511	43.5%
plus: Amortization of intangible assets	14,212	17,052
less: Income tax effect on amortization of intangible assets	(5,401)	(6,480)
less: Discontinued operations, net of tax	(31,117)	(1,066)
Adjusted net income from continuing operations	$93,252	$90,017	3.6%

Basic adjusted EPS from continuing operations	$0.56	$0.54	3.7%
Diluted adjusted EPS from continuing operations	$0.55	$0.52	5.8%

Weighted average shares outstanding (in millions)
Basic	167.0	168.1
Diluted	170.4	172.8
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2014 (Unaudited) and December 31, 2013

	2014	2013
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$427,376	$165,801
Available-for-sale securities	3,918	3,911
Accounts receivable, net of allowance for doubtful accounts of $4,326 and $4,415, respectively	173,451	158,547
Prepaid expenses	26,407	25,657
Deferred income taxes, net	5,075	5,077
Income taxes receivable	7,499	67,346
Other current assets	35,478	34,681
Current assets held-for-sale	—	13,825
Total current assets	679,204	474,845
Noncurrent assets:
Fixed assets, net	251,731	233,373
Intangible assets, net	434,968	447,618
Goodwill	1,184,374	1,181,681
Pension assets	64,801	60,955
Other assets	24,926	20,034
Noncurrent assets held-for-sale	—	85,945
Total assets	$2,640,004	$2,504,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,893	$188,264
Short-term debt and current portion of long-term debt	4,317	4,448
Pension and postretirement benefits, current	2,437	2,437
Fees received in advance	343,827	226,581
Federal and foreign taxes payable	8,166	—
Current liabilities held-for-sale	—	9,449
Total current liabilities	515,640	431,179
Noncurrent liabilities:
Long-term debt	1,270,992	1,271,439
Pension benefits	12,957	13,007
Postretirement benefits	2,159	2,061
Deferred income taxes, net	194,305	198,604
Other liabilities	44,425	36,043
Noncurrent liabilities held-for-sale	—	4,529
Total liabilities	2,040,478	1,956,862
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 166,531,114 and 167,457,927 outstanding, respectively	137	137
Unearned KSOP contributions	(270)	(306)
Additional paid-in capital	1,224,122	1,202,106
Treasury stock, at cost, 377,471,924 and 376,545,111 shares, respectively	(1,951,306)	(1,864,967)
Retained earnings	1,369,665	1,254,107
Accumulated other comprehensive losses	(42,822)	(43,488)
Total stockholders’ equity	599,526	547,589
Total liabilities and stockholders’ equity	$2,640,004	$2,504,451

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013
	(In thousands, except for share and per share data)
Revenues	$409,643	$376,697
Expenses:
Cost of revenues (exclusive of items shown separately below)	169,673	143,632
Selling, general and administrative	57,134	56,322
Depreciation and amortization of fixed assets	19,781	14,163
Amortization of intangible assets	14,212	17,052
Total expenses	260,800	231,169
Operating income	148,843	145,528
Other income (expense):
Investment income	20	44
Realized loss on available-for-sale securities, net	(11)	(193)
Interest expense	(17,439)	(20,090)
Total other expense, net	(17,430)	(20,239)
Income before income taxes	131,413	125,289
Provision for income taxes	(46,972)	(45,844)
Income from continuing operations	84,441	79,445
Income from discontinued operations, net of tax of $23,365 and $835, respectively	31,117	1,066
Net income	$115,558	$80,511
Basic net income per share:
Income from continuing operations	$0.50	$0.47
Income from discontinued operations	0.19	0.01
Basic net income per share	$0.69	$0.48
Diluted net income per share:
Income from continuing operations	$0.50	$0.46
Income from discontinued operations	0.18	0.01
Diluted net income per share	$0.68	$0.47
Weighted average shares outstanding:
Basic	166,981,982	168,078,589
Diluted	170,421,489	172,760,641

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2014 and 2013

	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$115,558	$80,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	20,776	15,214
Amortization of intangible assets	14,323	17,207
Amortization of debt issuance costs and original issue discount	661	688
Allowance for doubtful accounts	(227)	298
KSOP compensation expense	3,901	3,570
Stock based compensation	4,983	4,571
Gain on sale of discontinued operations	(65,410)	—
Realized loss on available-for-sale securities, net	11	193
Deferred income taxes	(3,640)	622
Loss on disposal of fixed assets	683	426
Excess tax benefits from exercised stock options	—	(36,128)
Other operating activities, net	—	(7)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(7,078)	(12,785)
Prepaid expenses and other assets	(2,632)	(2,624)
Income taxes	71,276	47,600
Accounts payable and accrued liabilities	(32,886)	(36,206)
Fees received in advance	116,318	113,743
Pension and postretirement benefits	(3,509)	(1,930)
Other liabilities	(280)	(3,706)
Net cash provided by operating activities	232,828	191,257
Cash flows from investing activities:
Acquisitions	(4,001)	—
Purchase of non-controlling interest in non-public companies	(5,000)	—
Proceeds from sale of discontinued operations	155,000	—
Purchases of fixed assets	(36,144)	(28,065)
Purchases of available-for-sale securities	(6)	(3,747)
Proceeds from sales and maturities of available-for-sale securities	16	3,765
Other investing activities, net	—	439
Net cash provided by (used in) investing activities	109,865	(27,608)
Cash flows from financing activities:
Repayment of short-term debt, net	—	(10,000)
Excess tax benefits from exercised stock options	—	36,128
Repurchases of Class A common stock	(88,161)	(22,130)
Proceeds from stock options exercised	7,804	12,455
Other financing activities, net	(1,268)	(2,157)
Net cash (used in) provided by financing activities	(81,625)	14,296
Effect of exchange rate changes	507	(406)
Increase in cash and cash equivalents	261,575	177,539
Cash and cash equivalents, beginning of period	165,801	89,819
Cash and cash equivalents, end of period	$427,376	$267,358
Supplemental disclosures:
Taxes paid	$2,592	$189
Interest paid	$16,957	$19,619
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$3,605	$915
Deferred tax asset established on date of acquisition	$—	$343
Tenant improvement included in other liabilities	$8,799	$—
Capital lease obligations	$510	$998
Capital expenditures included in accounts payable and accrued liabilities	$622	$4,410